                                WHOLESALING AGREEMENT


AGREEMENT, effective as of ____________________, 1998, by and between ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY, a Delaware insurance company ("AFLIAC"), FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY, a Massachusetts insurance company ("FAFLIC" and, together with AFLIAC, collectively, the "Companies"), ALLMERICA INVESTMENTS, INC., a Massachusetts corporation (the "Underwriter") and DELAWARE DISTRIBUTORS, L.P., a Delaware limited partnership (the "Wholesaler").

                                     WITNESSETH:


WHEREAS, the Companies have registered or propose to register with the Securities and Exchange Commission interests in certain variable life insurance contracts under the Securities Act of 1933 and propose to issue and sell such contracts through the Underwriter acting as the principal underwriter for such contracts; and


WHEREAS, the Companies, the Underwriter and the Wholesaler desire to establish an arrangement whereby the Wholesaler will act as the wholesaler for such variable life insurance contracts and, as such, will recruit business firms to distribute such contracts;


NOW, THEREFORE, in consideration of their mutual promises, the Companies, the Underwriter and the Wholesaler hereby agree as follows:

1.   DEFINITIONS


     a. ACCOUNT - Each and any separate account established by AFLIAC or FAFLIC and listed on Schedule 2 to this Agreement, as amended from time to time. The phrase "Account supporting the Contracts" or "Account supporting a class of Contracts" shall mean the separate account identified in such Contracts as the separate account to which premiums paid under such Contracts are allocated and as to which income, gains and losses, whether or not realized, from assets allocated to such separate account, are, in accordance with such Contracts, credited to or charged against such separate account without regard to other income, gains, or losses of the Companies or any other separate account established by the Companies.


     b. ASSOCIATED PERSON - This term as used in this Agreement shall have the meaning assigned to it in the 1934 Act.


     c. BROKER-DEALER - An entity registered as a broker-dealer and licensed as a life insurance agent or affiliated with an entity so licensed, and recruited by the Wholesaler and subsequently authorized by AFLIAC and/or FAFLIC and the Underwriter to distribute the Contracts pursuant to a sales agreement with the Companies and/or the Underwriter entered into in accordance with
          Section 3 of this Agreement.


     d. CONTRACTS - The variable life insurance contracts utilizing the Delaware Group Premium Fund ("DGPF") Portfolios listed on Schedule 3 hereto, described more specifically on Schedule 3 to this Agreement, as amended from time to time. The term "Contracts" shall include any riders to such contracts and any other contracts offered in connection therewith or any contracts for which such Contracts may be exchanged or converted. The phrase "a class of Contracts" shall mean those variable life insurance contracts issued on the same policy form or forms and covered by the same Registration Statement, as shown on Schedule 3 to this Agreement.

     e.   FUND - The term "Fund" shall mean the Delaware Group Premium Fund,
          Inc.


     f. FUND PROSPECTUS - At any time while this Agreement is in effect, the prospectus and statement of additional information for the Fund most recently filed with the SEC pursuant to Rule 497 under the 1933 Act. (For purposes of Section 11 of this Agreement, however, the term "Fund Prospectus" means any document that is or at any time was a Fund Prospectus within the meaning of this
          Section 1.g.).


     g. FUND REGISTRATION STATEMENT - At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, for shares of the Fund. (For purposes of Section 11 of this Agreement, however, the term "Fund Registration Statement" means any document that is or at any time was a Fund Registration Statement within the meaning of this
          Section 1.f.).


     h.   NASD - The National Association of Securities Dealers, Inc.


     I.   1933 ACT - The Securities Act of 1933, as amended.


     j.   1934 ACT - The Securities Exchange Act of 1934, as amended.


     k.   1940 ACT - The Investment Company Act of 1940, as amended.


     l. PARTICIPATION AGREEMENT - The agreement among AFLIAC or FAFLIC, as appropriate, the Wholesaler and the Fund relating to the investment of assets of the separate accounts of the Companies in the Fund.

     m. PROCEDURES - The administrative procedures prepared and distributed by the Companies, as such may be amended or supplemented from time to time, relating to the solicitation, sale and delivery of the Contracts.


     n. PROSPECTUS - The prospectus and any statement of additional information included within a Registration Statement, except that, if the prospectus and statement of additional information most recently filed with the SEC pursuant to Rule 497 under the 1933 Act after the date on which the Registration Statement became effective differs from the prospectus and statement of additional information included within the Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus and statement of additional information filed under Rule 497 under the 1933 Act from and after the date on which they each shall have been filed. (For purposes of Sections 5.a.
          and 11 of this Agreement, however, the term "any Prospectus" means any document that is or at any time was a Prospectus within the meaning of this Section 1.d.).


     o. REGISTRATION STATEMENT - At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. (For purposes of Sections 5.a. and 11 of this Agreement, however, the term "Registration Statement" means any document that is or at any time was a Registration Statement within the meaning of this
          Section 1.c.).


     p. REGULATIONS - The rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated, and as they may be amended from time to time.

     q. REPRESENTATIVE - An Associated Person of the Wholesaler or a Broker-Dealer registered with the NASD as a registered representative or principal of the Wholesaler or Broker-Dealer, as the case may be.


     r.   SEC - The Securities and Exchange Commission.


     s. STATE - Any state or commonwealth of the United States, the District of Columbia or any other territory of the United States. PROVIDED, HOWEVER, that: (i) AFLIAC Contracts shall be marketed and offered for sale in all States except New York and Hawaii and
          (ii) FAFLIC Contracts shall be marketed and offered for sale only in New York and Hawaii.


     t. TERRITORY - The fifty states of the United States, the District of Columbia, and all other territories of the United States.


2.   APPOINTMENT AND WHOLESALING RIGHTS


     a. The Companies hereby authorize the Wholesaler to represent the Companies in the wholesaling activities contemplated by this Agreement. Where required by relevant state insurance law, the Companies hereby appoint the Wholesaler as an agent under such state insurance laws to represent the Companies, or either of them, as appropriate, in the wholesaling activities contemplated by this Agreement. In those states in which the Wholesaler is not licensed as an insurance agent and the relevant state insurance law requires that the Wholesaler be licensed as an insurance agent, AFLIAC and/or FAFLIC, as appropriate, hereby appoints the appropriate entity or individual ("Wholesaler Agency Affiliate") affiliated with the Wholesaler (as set forth on Schedule 1 to this Agreement, as such Schedule may be amended from time to time by the Wholesaler to reflect changes in the licensing status, if any, as required by relevant state insurance laws) as its agent under the insurance laws to engage in such wholesaling activities. The Underwriter hereby authorizes the Wholesaler under applicable securities laws to engage in the activities contemplated in this Agreement relating to the wholesaling of the Contracts for which the Underwriter acts or may act as principal underwriter.


          In jurisdictions where neither the Wholesaler nor any Wholesaler Agency Affiliate is licensed as contemplated by the first paragraph of this Section 2.a., when requested in writing by the Wholesaler, AFLIAC or FAFLIC, as appropriate, will perform such wholesaling activities related to the Contracts contemplated by this Agreement as are mutually agreed upon by the Companies and the Wholesaler. Any such wholesaling activities will be performed as agent and for the benefit of the Wholesaler, until such time as the Wholesaler notifies the Companies and the Underwriter that the Wholesaler or its Wholesaler Agency Affiliate is so licensed. The Companies shall be compensated by the Wholesaler for their performance of such wholesaling activities on such basis as is mutually agreed upon by the Companies and the Wholesaler.


     b. The Wholesaler (both on its own behalf and on behalf of Wholesaler Agency Affiliates) undertakes to use its best efforts to recruit Broker-Dealers in accordance with Section 3 of this Agreement, consistent with market conditions and in compliance with its responsibilities under the federal securities laws and NASD rules and regulations. The obligations of the Wholesaler and Wholesaler Agency Affiliates hereunder are further subject to the accuracy of the representations and warranties of the Companies and the Underwriter contained in this Agreement and to the performance by the Companies of their obligations hereunder.


     c. On and after the effective date hereof, the appointment and authorization of the Wholesaler and Wholesaler Agency Affiliates to engage in wholesaling activities pursuant to this Agreement is exclusive as to the Contracts listed on Schedule 3, as amended from time to time in accordance with Section 2.e. of this Agreement. Neither the Companies nor the Underwriter shall authorize any other person (as principal underwriter or otherwise) to engage in wholesaling or distribution activities with respect to the Contracts or to recruit business firms to engage in wholesaling or distribution activities with respect to the Contracts (other than business firms recommended by the Wholesaler pursuant to Section 3 of this Agreement) without the Wholesaler's prior written consent, nor shall the Companies or the Underwriter, without the Wholesaler's prior written consent, separately engage in wholesaling or distribution activities relating to the Contracts. Notwithstanding the foregoing, the parties understand and agree that the wholesaling activities contemplated by this Agreement shall only apply to those variable life insurance Contracts listed on Schedule 3 that utilize the underlying DGPF Portfolios specified on Schedule 2. The parties understand that other versions of such contracts utilize funds other than DGPF Portfolios and that such contracts are not subject to this Agreement.


          The Companies shall design the Contracts, and any amendments or riders thereto, subject to consultation with the Wholesaler and subject to the Wholesaler's right to refuse to engage in any future wholesaling activities with respect to a class of Contracts that the Wholesaler reasonably determines to be unattractive from a marketing or business perspective. Throughout the term of this Agreement, the Contracts shall be issued and offered for sale by the Companies and the variable portion thereof shall be supported by the Accounts. The Companies alone shall be responsible for filing the initial Registration Statements and any amendments thereto with the SEC in accordance with the 1933 Act, 1934 Act, 1940 Act and the Regulations to register interests in each class of Contracts. The Companies will not make any amendment or rider to the Contracts or a class of Contracts, or file or make an amendment or supplement to a Prospectus, without the Wholesaler having been given the opportunity to review any such filing, amendment, rider or supplement. However, such opportunity to review shall not make the Wholesaler responsible for the content of any such filing, amendment, rider or supplement; the Companies alone shall be responsible for such content.


          AFLIAC and FAFLIC each shall register its Accounts with the SEC.
          All amounts available under the Contracts shall be invested only in the underlying investment funds listed on Schedule 2 hereto and/or allocated to the issuing insurer's general account, PROVIDED THAT such amounts may also be invested in an investment company or investment vehicle other than the underlying funds listed on Schedule 2 if: (1) such other investment company is advised by the Fund's investment adviser;
          (2) the Fund and/or the Wholesaler, in their sole discretion, consent to the use of such other investment company or investment vehicle;
          (3) there is a substitution of the Fund made in accordance with
          Section 10.1(e) of the Fund Participation Agreement; or (4) a Fund Participation Agreement is terminated pursuant to Article X of the Participation Agreement. The Companies will not take action to operate any Account or any subaccount(s) of an Account investing in the Fund, as a management investment company under the 1940 Act without the Fund's and Wholesaler's prior written consent.


     d. Except as provided below, the Companies shall obtain appropriate authorizations, to the extent necessary, whether by registration, qualification, approval or otherwise, for the issuance and sale of the Contracts (including all investment options) in each State in the Territory. From time to time, the Companies shall notify the Wholesaler in writing of all States in the Territory in which the Contracts can then lawfully be offered. To the extent that the Companies are not authorized to issue the Contracts in any State in the Territory, the Companies shall employ all reasonable efforts to obtain such authorization in such State (PROVIDED, HOWEVER, (i) that it shall be within the Companies' discretion whether to obtain such authorization in Guam, (ii) AFLIAC Contracts shall not be marketed and offered for sale in New York and Hawaii and
          (iii) FAFLIC Contracts shall be marketed and offered for sale only in New York and Hawaii).


     e. The Wholesaler may unilaterally amend Schedule 1 from time to time pursuant to Section 2.a. of this Agreement. The parties to this Agreement may amend Schedules 2 and 3 to this Agreement from time to time by mutual agreement to reflect changes in or relating to the Contracts and the Accounts and to add new classes of variable contracts to be issued by the Companies or for which the Wholesaler will act as wholesaler. Schedule 2 to this Agreement will be automatically amended by the Companies from time to time to reflect the addition and deletion of subaccounts and Fund portfolios. All provisions of this Agreement shall be applicable to all classes of Contracts, unless the context otherwise requires. Schedule 4 to this Agreement may be amended only by mutual agreement of the parties to this Agreement pursuant to Section 9 of this Agreement.

3.   RECRUITMENT OF BROKER-DEALERS AND RELATED RESPONSIBILITIES


     a. The Companies and the Underwriter hereby authorize the Wholesaler and any Wholesaler Agency Affiliates to contact and recommend business firms to act as Broker-Dealers for the sale of the Contracts. The Companies shall have the right to reject any such recommendation, but shall not do so arbitrarily or unreasonably.


     b. The Companies and the Underwriter shall have the responsibility for: (i) executing appropriate sales agreements with the business firms recommended by the Wholesaler or Wholesaler Agency Affiliates and (ii) appointing such business firms, and/or Associated Persons of such firms, as insurance agents of the Companies in those States where such business firms and/or Associated Persons possess insurance agent licenses. None of the Wholesaler, the Wholesaler Agency Affiliates, the Companies or the Underwriter shall have responsibility for, or bear the cost of, any registration or licensing of Broker-Dealers or any of their Associated Persons with the SEC or NASD. The costs of state insurance appointments shall be borne as provided in Section 9.c. hereof. AFLIAC and FAFLIC each shall maintain the appointment records of all agents appointed by it to distribute the Contracts or, if required by relevant state law, to engage in the wholesaling activities contemplated by this Agreement.


     c. Any sales agreement entered into by the Companies and/or the Underwriter with a Broker-Dealer shall provide that:


          (i) The Broker-Dealer (or an affiliated person duly registered as a broker-dealer with the SEC) shall train, supervise, and be solely responsible for the conduct of all of its Associated Persons in the proper method of solicitation, sale and delivery of the Contracts for the purpose of complying on a continuous basis with the NASD Rules of Fair Practice and with federal and state securities and insurance law requirements applicable in connection with the offering and sale of the Contracts;

          (ii) Premium payments for the Contracts shall be made payable to AFLIAC or FAFLIC, as appropriate, and shall be delivered together with all applications and related information in accordance with the Procedures;


         (iii) The Broker-Dealer and/or its duly licensed insurance agency affiliates shall be solely responsible for all compensation paid to its Representatives and all related tax reporting that may be required under applicable law;


          (iv) The Broker-Dealer and its Representatives shall not use, develop or distribute any promotional, sales or advertising material that has not been approved in writing by the Companies, the Underwriter and the Wholesaler and filed with the appropriate governmental or regulatory agencies; and


          (v) The Broker-Dealer shall not have authority, on behalf of the Companies, the Underwriter, the Wholesaler or the Wholesaler Agency Affiliates, to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any premium payment; to receive any monies or premium payments (except for the sole purpose of forwarding monies or premium payments to the issuing insurer); or to expend, or contract for the expenditure of, funds of the Companies, the Underwriter, the Wholesaler or the Wholesaler Agency Affiliates.


     d. The Wholesaler and Wholesaler Agency Affiliates shall provide such assistance to the Companies in the appointment procedure applicable to Broker-Dealers and their Representatives as may be reasonably requested by the Company.


     e. The Wholesaler shall train, supervise, and be solely responsible for the conduct of all of its Associated Persons (including Wholesaler Agency Affiliates, but not Broker-Dealers or their Representatives unaffiliated with the Wholesaler or the Wholesaler Agency Affiliates), for the purpose of complying on a continuous basis with the NASD Rules of Fair Practice and with federal and state securities and insurance laws applicable to the wholesaling activities contemplated in this Agreement. The Wholesaler and the Wholesaler Agency Affiliates shall be responsible for the maintenance of licenses, certifications or permits that they determine to be necessary for themselves and/or their Associated Persons pursuant to any federal or state securities law or state insurance law.


     f. None of the Wholesaler, the Wholesaler Agency Affiliates, the Companies or the Underwriter will have any supervisory responsibility (as such supervision is contemplated by the 1934 Act or the NASD's Rules of Fair Practice) with respect to Broker-Dealers or their Representatives. Under no circumstances will the Wholesaler or the Wholesaler Agency Affiliates be responsible for Broker-Dealers' or their Representatives' failure to comply with applicable law or the Procedures.


     g. The Wholesaler shall not have authority on behalf of the Companies to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any premium payment; or to receive any monies or premium payments. The Wholesaler shall not expend, nor contract for the expenditure of, funds of the Companies; nor shall the Wholesaler possess or exercise any authority on behalf of the Companies other than that expressly conferred on the Wholesaler by this Agreement.


     h. The Wholesaler and the Wholesaler Agency Affiliates shall act as independent contractors in the performance of their duties and obligations under this Agreement and nothing contained in this Agreement shall constitute the Wholesaler or any Wholesaler Agency Affiliate or their respective Associated Persons as employees of AFLIAC, FAFLIC or the Underwriter in connection with the wholesaling activities contemplated by this Agreement or otherwise.

4.   MARKETING AND SALES


     a. Except as otherwise agreed to by the Companies and the Wholesaler, the Wholesaler shall be responsible for the design, the cost of the design work and the printing costs of all promotional, sales and advertising material relating to the Contracts.


          Prior to use with any member of the public, the Wholesaler shall provide to the Companies copies of all promotional, sales and advertising material developed by the Wholesaler for the Companies' review and written approval. Upon receipt of such material from the Wholesaler, the Companies shall be given a reasonable amount of time to complete their review. The Companies will respond on a prompt and timely basis in approving any such material. Failure to respond shall not relieve the Wholesaler of the obligation to obtain the prior written approval of the Companies.


          In the event that the Companies shall design any promotional, sales or advertising material relating to the Contracts, the Companies shall provide to the Wholesaler copies of such material for the Wholesaler's review and written approval. Upon receipt of such material from the Companies, the Wholesaler shall be given a reasonable amount of time to complete its review. The Wholesaler will respond on a prompt and timely basis in approving any such material. Failure to respond shall not relieve the Companies of the obligation to obtain the prior written approval of the Wholesaler.


          The Wholesaler shall be responsible for filing, as required, all promotional, sales or advertising material, whether developed by the Wholesaler, the Companies or the Underwriter, with the NASD and any federal and state securities, governmental or regulatory agencies. The Companies shall be responsible for filing, as required, such material, whether developed by the Wholesaler, the Companies or the Underwriter, with any state insurance department.

          If any such promotional, sales or advertising material names the Fund or the Fund's investment adviser, the Companies shall furnish such material to the Fund or the Fund's distributor prior to its use. Such material shall not be used unless written approval has been obtained from the Fund or the Fund's distributor. Failure of the Fund or the Fund's distributor to respond shall not relieve the Companies or the Underwriter of the obligation to obtain the prior written approval of the Fund or the Fund's distributor.


     b. The Wholesaler acknowledges that the Company shall have the unconditional right to reject, in whole or in part, any application for a Contract. In the event an application is rejected, any premium payments paid will be returned by or on behalf of the issuing insurer to the applicant. AFLIAC or FAFLIC, as appropriate, will notify the Wholesaler and the Broker-Dealer who submitted the premium payment of such action. In the event that a purchaser exercises his/her free look right under his/her Contract, any amount to be refunded as provided in such Contract will be so refunded to the purchaser by or on behalf of the issuing insurer. AFLIAC or FAFLIC, as appropriate, will notify the Wholesaler and the Broker-Dealer who solicited the sale of the Contract of such action.


     c. The Wholesaler will pay the following expenses related to its wholesaling activities contemplated by this Agreement:


          (i)  the compensation, if any, of its Associated Persons;


          (ii) expenses associated with the initial licensing, if any, and training of its Associated Persons involved in the wholesaling activities;


         (iii) expenses for design, development and printing of (1) marketing kits and prospectus covers in a design which is agreed upon by the Companies and the Wholesaler, which meet regulatory requirements as determined by the Companies, and which are provided to the Companies in camera-ready format, and (2) promotional and advertising materials;

          (iv) expenses for design, development and printing of Contract and Fund prospectuses and Contract semi-annual and annual reports;


          (v) mailing of any promotional and advertising material and marketing kits in connection with the distribution of the Contracts;


          (vi) fulfillment of marketing materials and forms to Broker-Dealers;


         (vii) any additions, inserts, or packaging enhancements to the Companies' basic "Welcome Package";


        (viii) expenses associated with telecommunications with the Companies at the sites of the Wholesaler or its Associated Persons, including site installations and purchases, leases or rentals of modems, terminals and other hardware, and lease line telephone charges; and


          (ix) any other expenses incurred by the Wholesaler or its Associated Persons for the purpose of carrying out the obligations of the Wholesaler hereunder.


          Except for such expenses and the expenses described in Section 4.c. of this Agreement, the Wholesaler shall not be responsible for any expenses relating to the Contracts or distribution of the Contracts or the processing of Contracts or applications, including without limitation any expenses incurred in connection with the return of premium payments solicited by Broker-Dealers for applications rejected or not timely received by the Companies.


     d.   The Companies will pay all expenses in connection with:

          (i) the preparation and filing with appropriate governmental or regulatory agencies of the Registration Statements and each preliminary Prospectus and definitive Prospectus;


          (ii) the preparation and issuance of the Contracts, including the Companies' basic "Welcome Package" (any additions, inserts, or packaging enhancements to the Companies' "Welcome Package" shall be at the expense of the Wholesaler, as set forth in Section 4.c.vii, above);


         (iii) any authorization, registration, qualification or approval of the Contracts required under the securities, blue-sky laws or insurance laws of any State;


          (iv) registration fees for the Contracts payable to the SEC, the NASD or any other governmental or regulatory agency;


          (v) the mailing of Contract Prospectuses and any supplements thereto, as required by federal securities laws, and periodic reports relating to the Accounts to Contract owners;


          (vi) the preparation and printing of administrative forms utilized in connection with the distribution of the Contracts, including but not limited to the form of application;


         (vii) the preparation of Contract owner lists for the purposes of proxy solicitations;


        (viii) commissions and Promotional Allowances, as provided in Section 9 hereof; and


          (ix) any other expenses related to the distribution of the Contracts except those set forth in Section 4.c. and except as provided in
               Section 4.e.

     e. The Companies alone shall be responsible for and bear the cost of administration of the Contracts following their issuance, including all Contract owner service and communication activities, but the Wholesaler shall be responsible for answering inquiries from Broker-Dealers or Representatives regarding the investment performance of the Contracts, as permitted by applicable law.


     f. The Companies, as agent for the Underwriter, will confirm to each applicant for and owner of a Contract in accordance with Rule l0b-10 under the 1934 Act their acceptance of Purchase Payments and such other transactions as are required by Rule l0b-10 or administrative interpretations thereunder and in accordance with Release 8389 under the 1934 Act.


     g. The Wholesaler agrees to reimburse the Companies for Contract development and implementation costs based upon the reimbursement formula set forth in Schedule 5.


5.   REPRESENTATIONS AND WARRANTIES


     a. AFLIAC, FAFLIC and the Underwriter each represent and warrant to the Wholesaler and each Wholesaler Agency Affiliate, on the effective date of each Registration Statement for the Contracts (or class of Contracts) and at each time that a Contract is sold and, with respect to Clauses (vii), (viii), (xi), and (xii) below, and also on the effective date of this Agreement, as follows:


          (i) Each Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.


          (ii) Each Registration Statement and Prospectus comply in all material respects with the provisions of the 1933 Act and the 1940 Act and the Regulations, and neither the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; PROVIDED, HOWEVER, that none of the representations and warranties in this Clause (ii) shall apply to statements in or omissions from the Registration Statements or Prospectuses made in reliance upon and in conformity with information furnished to the Companies in writing by the Wholesaler expressly for use in the Registration Statements.


         (iii) Neither the Companies nor the Underwriter have received any notice from the SEC with respect to the Registration Statements or the Accounts supporting the Contracts described in the Registration Statements pursuant to Section 8(e) of the 1940 Act and no stop order under the 1933 Act has been issued and no proceeding therefor has been instituted or threatened by the SEC.


          (iv) The accountants who certified the financial statements included in the Registration Statements and Prospectuses are independent public accountants as required by the 1933 Act and the Regulations.


          (v) The financial statements included in the Registration Statements present fairly the respective financial positions of the Companies and the Accounts supporting the Contracts described in the Registration Statements as of the dates indicated; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

          (vi) Subsequent to the respective dates as of which information is given in the Registration Statements or the Prospectuses, there has not been any material adverse change in the condition, financial or otherwise, of the Companies, the Underwriter or the Accounts supporting the Contracts described in the Registration Statements that would cause such information to be materially misleading.


         (vii) AFLIAC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and FAFLIC has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts. AFLIAC and FAFLIC each has full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Prospectuses; is duly qualified to transact the business of a life insurance company; and is in good standing, in each State in which its Contracts are or will be offered.


        (viii) The Underwriter has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Prospectuses; is duly registered as a broker-dealer with the SEC and with the securities commission of every State with which such registration is required; and is a member in good standing with the NASD.


          (ix) Each Account supporting the Contracts described in the Registration Statements has been duly authorized and established and is validly existing as a separate account under the insurance code of the State of Delaware (in the case of AFLIAC) or the Commonwealth of Massachusetts (in the case of FAFLIC), and is duly registered with the SEC as a unit investment trust under the 1940 Act.

          (x) The forms of the Contracts have been approved to the extent required by the Insurance Commissioner of the State of Delaware (in the case of AFLIAC) or the Commonwealth of Massachusetts (in the case of FAFLIC), and by the governmental agency responsible for regulating insurance companies in each other State in which the Contracts are to be offered.


          (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by AFLIAC, FAFLIC and the Underwriter and when so executed and delivered this Agreement will be the valid and binding obligation of the Companies and the Underwriter, enforceable in accordance with its terms.


         (xii) The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter or bylaws of the Companies or the Underwriter, or any indenture, agreement, mortgage, deed of trust, or other instrument to which AFLIAC, FAFLIC or the Underwriter is a party or by which either is bound, or violate any law, or, to the best of the Companies' or the Underwriter's knowledge, any order, rule or regulation applicable to AFLIAC, FAFLIC or the Underwriter of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over the Companies or the Underwriter or any of their respective properties.


        (xiii) No consent, approval, authorization or order of any court or governmental authority or agency is required for the issuance or sale of the Contracts or for the consummation of the transactions contemplated by this Agreement, that has not been obtained.


         (xiv) The Companies have filed with the SEC all statements and other documents required for registration under the provisions of the 1940 Act and the Regulations thereunder of the Accounts supporting the Contracts described in the Registration Statements, and such registration has been effected; there are no agreements or documents required by the 1933 Act, the 1940 Act, or the Regulations to be filed with the SEC as exhibits to the Registration Statements, that have not been so filed; and the Companies have obtained all exemptive or other orders of the SEC necessary to make the public offering and consummate the sale of the Contracts pursuant to this Agreement and to permit the operation of the Accounts supporting the Contracts described in the Registration Statements, as contemplated in the Prospectuses.


          (xv) The Contracts have been duly authorized by the Companies and conform to the descriptions thereof in the Registration Statements and the Prospectuses and, when issued as contemplated by the Registration Statements, will constitute legal, validly issued and binding obligations of the Companies in accordance with their terms.


     b. The Wholesaler represents and warrants to the Companies and the Underwriter on the effective date of this Agreement as follows:


          (i) The Wholesaler has taken all actions including, without limitation, those necessary under its articles of incorporation, by-laws and applicable state corporate law, necessary to authorize the execution, delivery and performance of this Agreement and transactions contemplated hereunder; and

          (ii) The Wholesaler is, and during the terms of this Agreement shall remain, duly registered as a broker-dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker-dealer under applicable state securities laws.


6.   ADDITIONAL RESPONSIBILITIES OF THE COMPANIES


     a.    The Companies shall use their best efforts:


          (i) to maintain the registration of the Contracts with the SEC and any state securities commission of any State where the securities or blue-sky laws of such State require registration of the Contracts, including without limitation using their best efforts to prevent a stop order from being issued or if a stop order has been issued to cause such stop order to be withdrawn;


          (ii) to gain approval or other authorization of the Contract forms where required under the insurance laws and regulations of each State (PROVIDED, HOWEVER, that (A) it shall be within the Companies' discretion whether to obtain such approval or authorization in Guam, (B) AFLIAC Contracts shall be marketed and offered for sale in all States except New York and Hawaii and (C) FAFLIC Contracts shall only be marketed and offered for sale in New York and Hawaii); and


         (iii) to keep such registrations, approvals and authorizations in effect thereafter so long as the Contracts are outstanding.


     b. During the term of this Agreement the Companies shall take all action required to cause each class of Contracts to comply, and to continue to comply, as life insurance contracts, and to cause the Registration Statement and the Prospectus for each class of Contracts to comply, and to continue to comply, with all applicable federal laws and regulations and all applicable laws and regulations of each State.


     c. The Companies, during the term of this Agreement, shall notify the Wholesaler immediately:


          (i) when each Registration Statement has become effective or any post-effective amendment with respect to the Registration Statement thereafter becomes effective;


          (ii) of any request by the SEC for any amendment to a Registration Statement or supplement to a Prospectus or for additional information;


         (iii) of any event that makes any material statement made in a Registration Statement or a Prospectus untrue in any material respect or results in a material omission in a Registration Statement or a Prospectus;


          (iv) of the issuance by the SEC of any stop order with respect to a Registration Statement or any amendment thereto, or the initiation of any proceedings for that purpose, or for any other purpose relating to the registration and/or offering of the Contracts (or a class of Contracts);


          (v) of those States where registration of the Contracts (or a class of Contracts) is required under the securities or blue-sky laws, and when such registrations have become effective.


     d. The Companies shall timely file all reports, statements and amendments required to be filed by or for each Account or class of Contracts under the 1933 Act and/or the 1940 Act or the Regulations.

     e. AFLIAC and FAFLIC, as appropriate, each shall deliver to the Wholesaler, as soon as practicable after it becomes available, its Annual Statement and the Annual Statement for each of its Account(s) in the form filed with its state of domicile, and any quarterly reports upon the Wholesaler's request.


     f. The Companies and the Underwriter will provide the Wholesaler access to such records, officers and employees of the Companies, the Underwriter and each Account at reasonable times as is necessary to enable the Wholesaler to fulfill its obligations under the federal securities laws and NASD rules. The Wholesaler will provide the Companies and the Underwriter access to such of its records, officers and employees at reasonable times as is necessary to enable the Companies and the Underwriter to fulfill their obligations under the federal securities laws and NASD rules.


7.   CONFIDENTIALITY


     a. The Companies and the Underwriter acknowledge that the names and addresses of all customers and prospective customers (for purposes of this Section 7.a., the terms "customers" and "prospective customers" shall not mean Broker-Dealers) of the Wholesaler, and of any affiliated person of the Wholesaler, the Wholesaler Agency Affiliates and the names and addresses of all customers and prospective customers of any Broker-Dealer that may come to the attention of the Companies, the Underwriter or any person affiliated with the Companies or the Underwriter solely as a result of their relationship with the Wholesaler or any affiliated person of the Wholesaler, the Wholesaler Agency Affiliates or any Broker-Dealer and not from any independent source, are confidential and shall not be used by the Companies, the Underwriter or any person affiliated with the Companies or the Underwriter for any purpose whatsoever except as may be necessary in connection with the administration of the Contracts sold by the Broker-Dealers, including responses to specific requests made to the Companies for service by Contract owners, efforts to prevent the replacement of such Contracts or communications with customers concerning option rights available under the terms of the Contracts. The restrictions set forth in the previous sentence do not apply if and to the extent a Broker-Dealer knowingly discloses the names and addresses of its customers or prospective customers to AFLIAC, FAFLIC or the Underwriter outside the operation of this Agreement. In no event shall the names and addresses of such customers and prospective customers, whether disclosed to the Companies or the Underwriter by the Wholesaler or by any Broker-Dealer, be furnished by AFLIAC, FAFLIC, the Underwriter or any of their affiliated persons to any other person. The intent of this paragraph is that neither the Companies nor the Underwriter, nor persons affiliated with the Companies or the Underwriter, shall utilize, or permit to be utilized, for any purpose other than for the sale and administration of the Contracts, their knowledge of the Wholesaler or of any affiliated person of the Wholesaler, the Wholesaler Agency Affiliates or the identity of all customers and prospective customers, derived solely as a result of the relationship created through the funding and sale of the Contracts. This paragraph shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.


8.   RECORDS


     AFLIAC, FAFLIC, the Underwriter, the Wholesaler and the Wholesaler Agency Affiliates shall each maintain such accounts, books and other documents as are required to be maintained by each of them by applicable laws and regulations and shall preserve such accounts, books and other documents for the periods prescribed by such laws and regulations. The accounts, books and records of AFLIAC, FAFLIC, the Underwriter, the Account, the Wholesaler and the Wholesaler Agency Affiliates as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the amounts paid by the Companies hereunder. Each party shall have the right to inspect and audit such accounts, books and records of the other party during normal business hours upon reasonable written notice to the other party. Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon receipt of written authorization from the other party, except as required by law.


9.   BROKER-DEALER COMPENSATION AND WHOLESALER PROMOTIONAL ALLOWANCES


     a. The Company shall compensate Broker-Dealers and/or their duly licensed insurance affiliates for sales of the Contracts by their Representatives pursuant to Schedule 4 to this Agreement, as such Schedule may be amended from time to time upon mutual agreement of the parties to this Agreement. Such compensation shall be based in part on premium payments received and accepted by the Companies for all Contracts issued on applications obtained by the Broker-Dealers or any of their respective Representatives. Additional "trail" compensation may be paid, as described in Schedule 4. The Companies will pay compensation due Broker-Dealers and/or their insurance affiliates in accordance with the procedures set forth in
          Schedule 4. The compensation provided for in this Section 9 shall be payable to the Broker-Dealer and/or its duly licensed insurance affiliates in accordance with the sales agreement between the Companies and/or the Underwriter and the Broker-Dealer for so long as the Contracts are outstanding, regardless of whether this Agreement is still in effect. In addition to the compensation payable to the Broker-Dealers and their insurance affiliates, the Companies shall pay the Wholesaler a Promotional Allowance as a reimbursement for its expenses incurred relating to its wholesaling activities contemplated by this Agreement. Promotional Allowances shall be payable to the Wholesaler in such amount and in accordance with the procedures as set forth in Schedule 4, as such Schedule may be amended from time to time upon mutual agreement of the parties to this Agreement. Promotional Allowances shall be payable to the Wholesaler for so long as the Contracts are outstanding and this Agreement remains in effect and not thereafter.

          If any State by insurance rule, regulation or statute, prohibits payment of Promotional Allowances to the Wholesaler, the Wholesaler shall designate in writing a business entity or natural person, including Wholesaler Agency Affiliates, meeting the requirements of such State to receive any amounts that may otherwise be payable to the Wholesaler hereunder. The Wholesaler may change such designation from time to time upon written notice to the Company. Any payments made by the Companies to any person or entity so designated by the Wholesaler shall discharge the Companies' liability to the Wholesaler hereunder.


          If a purchaser rescinds a Contract or exercises a right to surrender a Contract for return of all premium payments, the Wholesaler will pay to the Companies on demand the amount of any Promotional Allowances it received on the premium payments returned. Promotional Allowance charge backs will be calculated by the Companies on the same basis, as described in Schedule 4 hereto, as was utilized in calculating the Contract Promotional Allowances received.


     b. INDEBTEDNESS. Nothing in this Agreement shall be construed as giving the Wholesaler the right to incur any indebtedness on behalf of AFLIAC, FAFLIC or the Underwriter.


     c. APPOINTMENT FEES. AFLIAC and FAFLIC, as appropriate, will pay the initial and renewal fees for agent appointments by the respective company of duly licensed Wholesaler Agency Affiliates and Broker-Dealers and their respective Associated Persons; PROVIDED, HOWEVER, that the Companies reserve the right to refuse to pay renewal fees for Representatives not meeting such minimal sales requirements as may be agreed upon from time to time.


     d. REPORTING. The Wholesaler shall be responsible for all tax reporting information, if any, that the Wholesaler is required to provide under applicable tax law to its Associated Persons with respect to the Contracts. Nothing contained in this Agreement or any sales agreement with a Broker-Dealer is to be construed to require the Wholesaler to provide any tax reporting information directly or indirectly to any Broker-Dealer or its Representatives.


10.  INVESTIGATIONS AND PROCEEDINGS


     a. AFLIAC, FAFLIC, the Underwriter and the Wholesaler will cooperate fully in any securities, insurance, governmental or regulatory investigation or proceeding or judicial proceeding arising out of or in connection with the offering, sale or distribution of the Contracts for which the Wholesaler acts as wholesaler pursuant to this Agreement. Without limiting the foregoing, the Companies, the Underwriter and the Wholesaler agree to notify one another promptly of any customer complaint or notice of any governmental, judicial or regulatory investigation or proceeding described in this Section 10.


     b. In the case of a substantive customer complaint, AFLIAC or FAFLIC, as appropriate, the Underwriter, the Wholesaler and the Wholesaler Agency Affiliates will cooperate in investigating such complaint and any response by the issuing insurer or Underwriter, as one party, or the Wholesaler or Wholesaler Agency Affiliates, as another party, to such complaint will be sent to the other party for approval not less than five business days prior to its being sent to the customer or to any governmental or regulatory agency, except that if a more prompt response is required, the proposed response shall be communicated by telephone, telegraph or facsimile. Neither such party will release any such response without the other party's prior written approval, unless otherwise required by applicable law. Failure of any party to object to a proposed response within four business days shall be deemed to constitute approval of a proposed response by the non-objecting party.

11.  INDEMNIFICATION


     a. AFLIAC, FAFLIC and the Underwriter, jointly and severally, shall indemnify and hold harmless the Wholesaler and the Wholesaler Agency Affiliates and each person who controls or is associated with the Wholesaler or the Wholesaler Agency Affiliates within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which the Wholesaler, the Wholesaler Agency Affiliates and/or such person may become subject, under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:


          (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, blue sky application or other document executed by AFLIAC or FAFLIC specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State, promotional, sales or advertising material for the Contracts prepared by AFLIAC or FAFLIC, or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; PROVIDED that this obligation to indemnify shall not apply if such untrue statement or omission or such alleged untrue statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Companies or the Underwriter by the Wholesaler specifically for use in the preparation of any such Registration Statement, Prospectus or blue-sky application or other document, material or Contract (or any such amendment or supplement thereto); or

          (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Fund Registration Statement, Fund Prospectus, blue sky application or other document executed by the Fund specifically for the purpose of qualifying any or all of the shares of the Fund for sale under the securities laws of any State, or in any promotional, sales or advertising material or written information relating to the shares of the Fund authorized by the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Wholesaler or the Fund by AFLIAC or FAFLIC specifically for use in the preparation of any such Fund Registration Statement, Fund Prospectus, blue-sky application or other document (or any such amendment or supplement thereto); or


         (iii) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact by or on behalf of AFLIAC, FAFLIC or the Underwriter (other than statements or representations contained in a Fund Registration Statement, Fund Prospectus or promotional, sales or advertising material of the Fund that were not supplied by the Companies, the Underwriter or persons under their control) or wrongful conduct of the Companies or the Underwriter or persons under their control with respect to the sale or distribution of the Contracts; or

          (iv) result because of the terms of any Contract or because of any material breach by AFLIAC, FAFLIC or the Underwriter of any terms of this Agreement or of any Contract or that proximately result from any activities of the Companies' or Underwriter's officers, directors, employees or agents or their failure to take action in connection with the sale of a Contract, to the extent of the Companies' or the Underwriter's obligations under this Agreement or otherwise, or the processing or administration of the Contracts.


          This indemnification obligation will be in addition to any liability that the Companies or Underwriter may otherwise have; PROVIDED, HOWEVER, that no person shall be entitled to indemnification pursuant to this Section 11.a. if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.


     b. The Wholesaler shall indemnify and hold harmless AFLIAC, FAFLIC and the Underwriter and each person who controls or is associated with the Companies or the Underwriter within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which AFLIAC, FAFLIC, the Underwriter and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:


          (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or blue-sky application or other document executed by AFLIAC or FAFLIC specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State (or any amendment or supplement to the foregoing), or omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Companies or the Underwriter by the Wholesaler specifically for use in the preparation of any such Registration Statement, Prospectus, such blue-sky application or other document (or any such amendment or supplement thereto); or


          (ii) any use of promotional, sales or advertising material for the Contracts not approved in writing by the Companies or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by the Wholesaler or the Wholesaler Agency Affiliates under federal securities laws or NASD regulations (but not including state insurance laws, compliance with which is a responsibility of the Companies or the Underwriter under this Agreement or otherwise); or


         (iii) claims by agents, representatives or employees of the Wholesaler for compensation or other remuneration of any type; or


          (iv) any material breach by the Wholesaler or the Wholesaler Agency Affiliates of any provision of this Agreement.


          This indemnification obligation will be in addition to any liability that the Wholesaler may otherwise have; PROVIDED, HOWEVER, that no person shall be entitled to indemnification pursuant to this Section 11.b. if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.



     c. After receipt by a party entitled to indemnification ("indemnified party") under this Section 11 of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Section 11 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, PROVIDED THAT the omission to so notify the indemnifying party will not relieve it from any liability under this Section 11, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnified party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.


     d. The indemnification provisions contained in this Section 11 shall remain operative in full force and effect, regardless of (i) any investigation made by or on behalf of the Companies or by or on behalf of any controlling person thereof, (ii) delivery of any Contracts and premium payments therefor, or (iii) any termination of this Agreement. A successor by law of the Wholesaler, AFLIAC, FAFLIC or the Underwriter, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this
          Section 11.

12.  TERMINATION


     a. This Agreement may be terminated at the option of any party upon six months' advance written notice to the other parties.


     b. This Agreement may not be assigned without the express written consent of the other parties hereto. This Agreement may be terminated at the option of the Companies and the Underwriter, as one party, or the Wholesaler and the Wholesaler Agency Affiliates, as one party, upon the other party's material breach of any provision of this Agreement.


     c. Upon termination of this Agreement all authorizations, rights and obligations shall cease except: (i) the obligation to settle accounts hereunder, as set forth in Schedule 4; (ii) the provisions contained in Sections 7 and 11 of this Agreement; and (iii) the indemnification provisions set forth in Section 11 of this Agreement, or as otherwise specifically noted in this Agreement.

13.  RIGHTS, REMEDIES, ETC, ARE CUMULATIVE


     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws. Failure of the Wholesaler or the Wholesaler Agency Affiliates, as one party, or the Companies or the Underwriter, as another party, to insist upon strict compliance by the other party with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.


14.  NOTICES


     All notices hereunder are to be made in writing and shall be given:

          if to the Companies to:

               Lila M. Weihs, Vice President
               Allmerica Financial Life Insurance and Annuity Company 440 Lincoln Street
               Worcester, MA  01653

          if to the Underwriter to:

               Stephen Parker, President
               Allmerica Investments, Inc.
               440 Lincoln Street
               Worcester, MA 01653

          if to the Wholesaler or Wholesaler Agency Affiliates to:

               Daniel J. O'Brien
               Delaware Distributors, L.P.
               1818 Market Street
               Philadelphia, PA 19103
          or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, and shall be effective upon delivery.


15.  INTERPRETATION, JURISDICTION, ETC.


     This Agreement constitutes the whole agreement between the parties to this Agreement relating to the wholesaling activities contemplated in this Agreement, and supersedes all prior oral or written negotiations between the parties to this Agreement with respect to the subject matter of this Agreement. This Agreement shall be construed and the provisions of this Agreement interpreted under and in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to principles of conflict of laws.


16.  ARBITRATION


     Any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


17.  HEADINGS


     The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

18.  COUNTERPARTS


     This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.


19.  SEVERABILITY


     This is a severable agreement and in the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties to this Agreement that such part or parts shall be enforced to the extent permitted under the law, and, in any event, that all other parts of this Agreement shall remain valid and duly enforceable as if the unenforceable part or parts had never been a part of this Agreement.


20.  REGULATION


     This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms of this Agreement shall be interpreted and construed in accordance therewith.

IN WITNESS WHEREOF, each party hereto represents that the officer signing this Agreement on the party's behalf is duly authorized to execute this Agreement; and each party has caused this Agreement to be duly executed by such authorized officer on the date specified below.


                                   ALLMERICA FINANCIAL LIFE INSURANCE AND
                                   ANNUITY COMPANY


Date: ____________________By:      ________________________________________

                                   Name:___________________________________

                                   Title:__________________________________

                                   FIRST ALLMERICA FINANCIAL LIFE INSURANCE
                                   COMPANY

Date: ____________________By:      ________________________________________

                                   Name:___________________________________

                                   Title:__________________________________


                                   ALLMERICA INVESTMENTS, INC.

Date: ____________________By:      ________________________________________

                                   Name:___________________________________

                                   Title:__________________________________

                                   DELAWARE DISTRIBUTORS, L.P.

Date: ____________________By:      ________________________________________

                                   Name:___________________________________

                                   Title:__________________________________

                                      SCHEDULE 1
                                      ----------

                             WHOLESALER AGENCY AFFILIATES





NAME OF WHOLESALER AGENCY AFFILIATE               STATE(S) IN WHICH LICENSED

                None

                                      SCHEDULE 2
                                      ----------

                                  SEPARATE ACCOUNTS
                            AVAILABLE UNDER THE CONTRACTS


-------------------------------------------------------------------------------
                                              Separate Account Subaccounts
                                                   Are Invested In The
                                             Following Investment Portfolios
                                                 of the Delaware Group
                                                   Premium Fund, Inc.
        Name of Separate Account
-------------------------------------------------------------------------------
 1.   Group VEL Account of Allmerica     Decatur Total Return Series
   Financial Life Insurance and          Devon Series
      Annuity Company                    DelCap Series
                                         Social Awareness Series
                                         REIT Series
                                         Small Cap Value Series
                                         Trend Series
                                         International Equity Series
                                         Emerging Markets Series
                                         Delaware Series
                                         Delchester Series
                                         Capital Reserves Series
                                         Strategic Income Series
                                         Cash Reserve Series
-------------------------------------------------------------------------------
 2.   Group VEL Account of First         Decatur Total Return Series
      Allmerica Financial Life           Devon Series
      Insurance Company                  DelCap Series
                                         Social Awareness Series
                                         REIT Series
                                         Small Cap Value Series
                                         Trend Series
                                         International Equity Series
                                         Emerging Markets Series
                                         Delaware Series
                                         Delchester Series
                                         Capital Reserves Series
                                         Strategic Income Series
                                         Cash Reserve Series
-------------------------------------------------------------------------------

                                      SCHEDULE 3
                                      ----------

                      CONTRACTS SUBJECT TO WHOLESALING AGREEMENT


-------------------------------------------------------------------------------
                                                                  SEC
                                        Policy               Registration
        Marketing Name               Form Number                Number
-------------------------------------------------------------------------------
 Group Vari-Exceptional
 Life Plus (AFLIAC)*                   1029-94                 811-08704
-------------------------------------------------------------------------------
 Group Vari-Exceptional
 Life Plus (FAFLIC)*                  1029-94NY                811-7663
-------------------------------------------------------------------------------









* This Wholesaling Agreement relates only to versions of the above variable life insurance contracts that are funded with the Delaware Group Premium Fund ("DGPF") Portfolios listed in Schedule 2. The parties to this Agreement understand that the Companies market other versions of such contracts that utilize funds other than DGPF Portfolios and that this Agreement is not intended to cover such other versions of such contracts.

                                      SCHEDULE 4
                                      ----------

                            BROKER-DEALER COMPENSATION AND
                      WHOLESALER PROMOTIONAL ALLOWANCE SCHEDULE

AFLIAC AND FAFLIC VARIABLE ANNUITY CONTRACTS

(A) The Companies will pay commissions to Broker-Dealers whose Registered Representatives sell Group Vari-Exceptional Life Plus Contract Certificates based on a commission schedule. Generally commissions shall be paid as follows:

     For Each Certificate Year
     Percentage of Total Premiums Paid
     ---------------------------------

     Premiums Paid Year 1:                9%
     Premiums Paid Year 2
     and thereafter:                      4%
     Trail*:                            .25%


     Alternative commission schedules are also available for Contract Certificate sales, based on premium payments and the level of enrollment and ongoing administrative services provided by Broker-Dealers and their Registered Representatives.

     Commissions will only be paid to a Broker-Dealer while a Sales Agreement between the Companies and/or the Underwriter and the Broker-Dealer remains in force.

(B) While the Wholesaling Agreement remains in force, the Companies will pay the Wholesaler Promotional Allowances. Promotional Allowances will be paid to the Wholesaler no less frequently than twice a month and will be equal to .08% (8 basis points) multiplied by Contract Certificate premiums received and accepted by the Companies during the period for which the payment is calculated.

* Trail commissions will be paid within 60 days following the end of each calendar quarter. Quarterly trail commissions will be .0625% (1/4 of .25%) of the unloaned value of each eligible Certificate. For purposes of trail commission calculations, unloaned account value means the cash value of a Certificate on the last day of the calendar quarter immediately preceding the payment date less the principal of any Certificate loan and accrued interest thereon. The first trail commission for a Certificate will be paid on the first quarterly payment date following the first anniversary of the date of issue of the Certificate (e.g., if the Certificate is issued on March 1, 1999, the first trail commission will be payable within 60 days of March 31,
     2000). Trail commissions will continue to be paid while a Sales Agreement between the Companies and/or the Underwriter and the Broker-Dealer remains in force and will be paid on a particular Certificate while the Certificate remains in force.

                                     SCHEDULE 5
                                     ----------

                       CONTRACT DEVELOPMENT AND IMPLEMENTATION
                           COST AND EXPENSE REIMBURSEMENT

The Wholesaler agrees to reimburse the Companies for Contract development and implementation costs and expenses within 30 days following the end of the Measurement Period, based on the following Schedule. For purposes of this
Schedule 5, the Measurement Period is the period of 24 calendar months commencing with the first calendar month following the calendar month both AFLIAC and FAFLIC Contracts are available for sale to the public, as determined by the Companies.


     Aggregate Premiums*                         Reimbursement

$0 to $5,000,000                                   $100,000
$5,000,001 to $10,000,000                           $75,000
$10,000,001 to $15,000,000                          $50,000
$15,000,001 to $20,000,000                          $25,000
$20,000,001 and over                                $0


Notwithstanding the foregoing, no reimbursement shall be payable if aggregate AFLIAC and FAFLIC first year premiums received and accepted by the Companies during the last six months of the Measurement Period equal at least $9 million.

* Aggregate AFLIAC and FAFLIC first year and renewal premiums received and accepted by the Companies prior to the end of the Measurement Period.